Exhibit 32.1

Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. section 1350, I, the undersigned Chairman  of  the Board and Chief Executive Officer of Earth Search Sciences,  Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly  presents,  in all material respects, the financial condition and results of  operations  of  the  Company.

Date: April 21, 2008	/s/Larry F. Vance
Larry F. Vance
Chairman of the Board and
Chief Executive Officer